Exhibit 16.1
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(Letterhead of PricewaterhouseCoopers LLP)


July 6, 1999



The Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Commissioners:

We have read the statements made by SoftNet Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 29, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ PricewaterhouseCoopers LLP